Exhibit Number
99.1

Investor Contact:	Kevin Hammons
President and
Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES THIRD QUARTER

ENDED SEPTEMBER 30, 2023 RESULTS

FRANKLIN, Tenn. (October 25, 2023) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2023.

The following highlights the financial and operating results for the three months ended September 30, 2023.

•
Net operating revenues totaled $3.086 billion.
•
Net loss attributable to Community Health Systems, Inc. stockholders was $(91) million, or $(0.69) per share (diluted), compared to $(42) million, or $(0.32) per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.33) per share (diluted), compared to $(0.52) per share (diluted) for the same period in 2022.
•
Adjusted EBITDA was $360 million.
•
Net cash provided by operating activities was $29 million for the three months ended September 30, 2023, compared to $137 million for the same period in 2022.
•
On a same-store basis, admissions increased 3.7 percent and adjusted admissions increased 4.2 percent, compared to the same period in 2022.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, "Strong volume growth in admissions, adjusted admissions, ER visits and clinic appointments during the quarter reflect successful execution of many of our key strategies, including investments in service lines, physician recruitment, capacity optimization programs, and the maturity of our transfer center services. Our local management teams are focused on ensuring access to health services for their communities and our healthcare workers continue to deliver high-quality care for their patients.”

Three Months Ended September 30, 2023

Net operating revenues for the three months ended September 30, 2023, totaled $3.086 billion, a 2.0 percent increase compared to $3.025 billion for the same period in 2022. On a same-store basis, net operating revenues increased 5.1 percent for the three months ended September 30, 2023, compared to the same period in 2022. Net operating revenues for the three months ended September 30, 2023, reflect a 0.5 percent increase in admissions and a 0.4 percent increase in adjusted admissions, compared to the same period in 2022. On a same-store basis, admissions increased 3.7 percent and adjusted admissions increased 4.2 percent for the three months ended September 30, 2023, compared to the same period in 2022.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Net loss attributable to Community Health Systems, Inc. stockholders was $(91) million, or $(0.69) per share (diluted), for the three months ended September 30, 2023, compared to $(42) million, or $(0.32) per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.33) per share (diluted) for the three months ended September 30, 2023, compared to $(0.52) per share (diluted) for the same period in 2022. During the three months ended September 30, 2023, pandemic relief funds did not materially impact net loss attributable to Community Health Systems, Inc. stockholders. During the three months ended September 30, 2022, pandemic relief funds had a positive impact on net loss attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $84 million, or $0.65 on a per share (diluted) basis.

Adjusted EBITDA for the three months ended September 30, 2023, was $360 million compared to $400 million for the same period in 2022. During the three months ended September 30, 2023, pandemic relief funds did not materially impact Adjusted EBITDA. During the three months ended September 30, 2022, pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $115 million.

The increase in net loss attributable to Community Health Systems, Inc. stockholders and the decrease in Adjusted EBITDA for the three months ended September 30, 2023, compared to the same period in 2022, is primarily due to unfavorable changes in payor mix, a reduction in pandemic relief funds recognized, higher costs for supplemental reimbursement programs, and increased rates for outsourced medical specialists, partially offset by stronger inpatient volumes and reduced expense for contract labor.

Nine months Ended September 30, 2023

Net operating revenues for the nine months ended September 30, 2023, totaled $9.308 billion, a 2.6 percent increase compared to $9.069 billion for the same period in 2022. On a same-store basis, net operating revenues increased 5.3 percent for the nine months ended September 30, 2023, compared to the same period in 2022. Net operating revenues for the nine months ended September 30, 2023, reflect a 0.9 percent increase in admissions and a 2.4 percent increase in adjusted admissions, compared to the same period in 2022. On a same-store basis, admissions increased 4.4 percent and adjusted admissions increased 6.1 percent for the nine months ended September 30, 2023, compared to the same period in 2022.

Net loss attributable to Community Health Systems, Inc. stockholders was $(180) million, or $(1.38) per share (diluted), for the nine months ended September 30, 2023, compared to $(369) million, or $(2.86) per share (diluted), for the same period in 2022. Excluding the adjusting items as presented in the table in footnote (e) on page 15, net loss attributable to Community Health Systems, Inc. stockholders was $(0.98) per share (diluted) for the nine months ended September 30, 2023, compared to $(2.92) per share (diluted) for the same period in 2022. During the nine months ended September 30, 2023, pandemic relief funds did not materially impact net loss attributable to Community Health Systems, Inc. stockholders. During the nine months ended September 30, 2022, pandemic relief funds had a positive impact on net loss attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $125 million, or $0.97 on a per share (diluted) basis.

Adjusted EBITDA for the nine months ended September 30, 2023, was $1.068 billion compared to $1.062 billion for the same period in 2022. During the nine months ended September 30, 2023, pandemic relief funds did not materially impact Adjusted EBITDA. During the nine months ended September 30, 2022, pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $171 million.

The decrease in net loss attributable to Community Health Systems, Inc. stockholders and the increase in Adjusted EBITDA for the nine months ended September 30, 2023, compared to the same period in 2022, is primarily due to stronger inpatient and outpatient volumes, increased reimbursement rates, higher acuity, an increase in non-patient revenue, and reduced expense for contract labor, partially offset by unfavorable changes in payor mix, a reduction in pandemic relief funds recognized, increased salaries and benefits expense, higher costs for professional liability insurance, and increased rates for outsourced medical specialists.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Other

During 2023, through the date of this press release, the Company has completed the divestiture of three hospitals and the sale of a majority interest in another hospital. On January 1, 2023, the Company completed the divestiture of one hospital (in respect of which the Company received proceeds at a preliminary closing on December 31, 2022). On April 1, 2023, the Company completed the divestiture of one hospital (in respect of which the Company received proceeds at a preliminary closing on March 31, 2023). On July 1, 2023, the Company completed the divestiture of one hospital (in respect of which the Company received proceeds at a preliminary closing on June 30, 2023). On September 1, 2023, the Company completed the sale of a majority interest in one hospital. Financial and statistical data for 2023 and 2022 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested or closed in 2022 and the nine months ended September 30, 2023.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to the Business Transformation Costs (as defined in footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below), gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, income during the fourth quarter of 2021 associated with the settlement of litigation for the recovery of amounts of certain professional liability claims settled in 2020 covered by third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust Purchasing Group, L.P. (“HealthTrust”) of a majority interest in CoreTrust Holdings, LLC (“CoreTrust”) completed during the fourth quarter of 2022. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net loss attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Additionally, this press release presents adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Included on pages 16, 17, 18, 19 and 20 of this press release are tables setting forth the Company’s 2023 updated annual earnings guidance. The 2023 guidance is based on the Company’s historical operating performance, current trends and other assumptions the Company believes are reasonable at this time as more specifically discussed below.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 43 distinct markets across 15 states. As of October 25, 2023, the Company’s subsidiaries own or lease 76 affiliated hospitals with over 12,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, October 26, 2023, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2023. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net operating revenues	$3,086	$3,025	$9,308	$9,069
Net (loss) income (f)	(52)	-	(70)	(267)
Net loss attributable to Community Health Systems,
Inc. stockholders	(91)	(42)	(180)	(369)
Adjusted EBITDA (c)	360	400	1,068	1,062
Net cash provided by operating activities	29	137	120	291

Loss per share attributable to Community Health
Systems, Inc. stockholders:
Basic (f)	$(0.69)	$(0.32)	$(1.38)	$(2.86)
Diluted (e), (f)	(0.69)	(0.32)	(1.38)	(2.86)

Weighted-average number of shares outstanding (d):
Basic	131	129	130	129
Diluted	131	129	130	129

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2023		2022

		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,086	100.0%	$3,025	100.0%
Operating costs and expenses:
Salaries and benefits	1,338	43.4%	1,352	44.7%
Supplies	489	15.8%	492	16.3%
Other operating expenses	853	27.7%	828	27.4%
Lease cost and rent	79	2.6%	80	2.6%
Pandemic relief funds	-	-%	(115)	(3.8)%
Depreciation and amortization	128	4.1%	137	4.5%
Impairment and (gain) loss on sale of businesses, net (f)	26	0.8%	47	1.6%
Total operating costs and expenses	2,913	94.4%	2,821	93.3%
Income from operations (f)	173	5.6%	204	6.7%
Interest expense, net	208	6.8%	217	7.2%
Loss (gain) from early extinguishment of debt	-	-%	(78)	(2.6)%
Equity in earnings of unconsolidated affiliates	(2)	(0.1)%	(5)	(0.2)%
(Loss) income before income taxes	(33)	(1.1)%	70	2.3%
Provision for income taxes	19	0.6%	70	2.3%
Net (loss) income (f)	(52)	(1.7)%	-	-%
Less: Net income attributable to noncontrolling interests	39	1.2%	42	1.4%
Net loss attributable to Community Health Systems,
Inc. stockholders	$(91)	(2.9)%	$(42)	(1.4)%
Loss per share attributable to Community
Health Systems, Inc. stockholders:
Basic (f)	$(0.69)		$(0.32)
Diluted (e), (f)	$(0.69)		$(0.32)
Weighted-average number of shares outstanding (d):
Basic	131		129
Diluted	131		129

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Loss (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2023		2022
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$9,308	100.0%	$9,069	100.0%
Operating costs and expenses:
Salaries and benefits	4,040	43.4%	3,972	43.8%
Supplies	1,499	16.1%	1,477	16.3%
Other operating expenses	2,524	27.1%	2,511	27.7%
Lease cost and rent	240	2.6%	236	2.6%
Pandemic relief funds	-	-%	(171)	(1.9)%
Depreciation and amortization	384	4.1%	398	4.4%
Impairment and (gain) loss on sale of businesses, net (f)	(9)	(0.1)%	54	0.6%
Total operating costs and expenses	8,678	93.2%	8,477	93.5%
Income from operations (f)	630	6.8%	592	6.5%
Interest expense, net	621	6.7%	652	7.1%
Loss (gain) from early extinguishment of debt	-	-%	(73)	(0.8)%
Equity in earnings of unconsolidated affiliates	(5)	(0.1)%	(11)	(0.1)%
Income before income taxes	14	0.2%	24	0.3%
Provision for income taxes	84	1.0%	291	3.2%
Net loss (f)	(70)	(0.8)%	(267)	(2.9)%
Less: Net income attributable to noncontrolling interests	110	1.1%	102	1.2%
Net loss attributable to Community Health Systems,
Inc. stockholders	$(180)	(1.9)%	$(369)	(4.1)%
Loss per share attributable to Community
Health Systems, Inc. stockholders:
Basic (f)	$(1.38)		$(2.86)
Diluted (e), (f)	$(1.38)		$(2.86)
Weighted-average number of shares outstanding (d):
Basic	130		129
Diluted	130		129

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Net (loss) income	$(52)	$-	$(70)	$(267)
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	(3)	(6)	(1)	(20)
Amortization and recognition of unrecognized pension cost components, net of tax	-	-	-	1
Other comprehensive loss	(3)	(6)	(1)	(19)
Comprehensive loss	(55)	(6)	(71)	(286)
Less: Comprehensive income attributable to noncontrolling interests	39	42	110	102
Comprehensive loss attributable to Community Health
Systems, Inc. stockholders	$(94)	$(48)	$(181)	$(388)

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2023	2022	% Change	2023	2022	% Change
Number of hospitals (at end of period)	76	81		76	76
Licensed beds (at end of period)	12,494	13,309		12,494	12,443
Beds in service (at end of period)	10,621	11,559		10,621	10,712
Admissions	109,043	108,509	0.5%	108,872	104,954	3.7%
Adjusted admissions	249,988	248,950	0.4%	249,743	239,721	4.2%
Patient days	459,838	497,034		474,268	480,535
Average length of stay (days)	4.3	4.6		4.4	4.6
Occupancy rate (average beds in service)	46.8%	46.7%		48.4%	48.7%
Net operating revenues	$3,086	$3,025	2.0%	$3,081	$2,931	5.1%
Net inpatient revenues as a % of net operating
revenues	46.5%	46.3%		46.5%	46.4%
Net outpatient revenues as a % of net operating
revenues	53.5%	53.7%		53.5%	53.6%
Income from operations (f)	$173	$204	-15.2%
Income from operations as a % of net operating revenues	5.6%	6.7%
Depreciation and amortization	$128	$137
Equity in earnings of unconsolidated affiliates	$(2)	$(5)
Net loss attributable to Community Health Systems, Inc. stockholders	$(91)	$(42)	-116.7%
Net loss attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	-2.9%	-1.4%
Adjusted EBITDA (c)	$360	$400	-10.0%
Adjusted EBITDA as a % of net operating revenues	11.7%	13.2%
Net cash provided by operating activities	$29	$137	-78.8%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2023	2022	% Change	2023	2022	% Change
Number of hospitals (at end of period)	76	81		76	76
Licensed beds (at end of period)	12,494	13,309		12,494	12,443
Beds in service (at end of period)	10,621	11,559		10,621	10,712
Admissions	327,466	324,681	0.9%	323,679	309,921	4.4%
Adjusted admissions	745,207	727,677	2.4%	736,684	694,024	6.1%
Patient days	1,453,905	1,546,477		1,449,317	1,478,304
Average length of stay (days)	4.5	4.8		4.5	4.7
Occupancy rate (average beds in service)	49.3%	49.0%		49.9%	50.6%
Net operating revenues	$9,308	$9,069	2.6%	$9,210	$8,750	5.3%
Net inpatient revenues as a % of net operating
revenues	46.9%	46.9%		46.8%	47.0%
Net outpatient revenues as a % of net operating
revenues	53.1%	53.1%		53.2%	53.0%
Income from operations (f)	$630	$592	6.4%
Income from operations as a % of net operating revenues	6.8%	6.5%
Depreciation and amortization	$384	$398
Equity in earnings of unconsolidated affiliates	$(5)	$(11)
Net loss attributable to Community
Health Systems, Inc. stockholders	$(180)	$(369)	51.2%
Net loss attributable to Community
Health Systems, Inc. stockholders as a %
of net operating revenues	-1.9%	-4.1%
Adjusted EBITDA (c)	$1,068	$1,062	0.6%
Adjusted EBITDA as a % of net operating revenues	11.5%	11.7%
Net cash provided by operating activities	$120	$291	-58.8%

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$91	$118
Patient accounts receivable	2,160	2,040
Supplies	325	353
Prepaid income taxes	98	99
Prepaid expenses and taxes	249	237
Other current assets	325	235
Total current assets	3,248	3,082
Property and equipment	9,367	9,639
Less accumulated depreciation and amortization	(4,207)	(4,274)
Property and equipment, net	5,160	5,365
Goodwill	3,943	4,166
Deferred income taxes	49	49
Other asset, net	2,274	2,007
Total assets	$14,674	$14,669

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$22	$21
Current operating lease liabilities	121	148
Accounts payable	837	773
Accrued liabilities:
Employee compensation	513	637
Accrued interest	184	189
Other	472	418
Total current liabilities	2,149	2,186
Long-term debt (g)	11,820	11,614
Deferred income taxes	344	354
Long-term operating lease liabilities	560	605
Other long-term liabilities	694	644
Total liabilities	15,567	15,403
Redeemable noncontrolling interests in equity of consolidated subsidiaries	329	541
STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	-	-
Common stock, $.01 par value per share, 300,000,000 shares authorized; 136,772,094 shares issued and outstanding at September 30, 2023, and 134,703,717 shares
issued and outstanding at December 31, 2022	1	1
Additional paid-in capital	2,170	2,084
Accumulated other comprehensive loss	(23)	(21)
Accumulated deficit	(3,611)	(3,431)
Total Community Health Systems, Inc. stockholders’ deficit	(1,463)	(1,367)
Noncontrolling interests in equity of consolidated subsidiaries	241	92
Total stockholders’ deficit	(1,222)	(1,275)
Total liabilities and stockholders’ deficit	$14,674	$14,669

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022

Cash flows from operating activities
Net loss	$(70)	$(267)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	384	398
Deferred income taxes	22	290
Stock-based compensation expense	16	14
Impairment and (gain) loss on sale of businesses, net (f)	(9)	54
Loss (gain) from early extinguishment of debt	-	(73)
Other non-cash expenses, net	132	140
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(119)	93
Supplies, prepaid expenses and other current assets	(100)	(94)
Accounts payable, accrued liabilities and income taxes	(69)	(90)
Other	(67)	(174)
Net cash provided by operating activities	120	291

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(35)	(9)
Purchases of property and equipment	(357)	(284)
Proceeds from disposition of hospitals and other ancillary operations	123	3
Proceeds from sale of property and equipment	27	30
Purchases of available-for-sale debt securities and equity securities	(126)	(73)
Proceeds from sales of available-for-sale debt securities and equity securities	221	62
Distribution of CoreTrust proceeds	-	121
Purchases of investments in unconsolidated affiliates	(8)	(18)
Increase in other investments	(51)	(39)
Net cash used in investing activities	(206)	(207)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(4)	(8)
Deferred financing costs and other debt-related costs	-	(73)
Proceeds from noncontrolling investors in joint ventures	4	10
Redemption of noncontrolling investments in joint ventures	(1)	(2)
Distributions to noncontrolling investors in joint ventures	(108)	(105)
Other borrowings	30	35
Issuance of long-term debt	-	1,535
Proceeds from ABL Facility	2,290	-
Repayments of long-term indebtedness	(2,152)	(1,683)
Net cash provided by (used in) financing activities	59	(291)

Net change in cash and cash equivalents	(27)	(207)
Cash and cash equivalents at beginning of period	118	507
Cash and cash equivalents at end of period	$91	$300

For footnotes, see pages 13, 14 and 15.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)
Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information include operating results of businesses operated in the comparable current year and prior year periods and exclude businesses divested or closed in 2022 and the nine months ended September 30, 2023. There were no discontinued operations reported for 2023 and 2022.
(b)
The following table provides information needed to calculate loss per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss attributable to Community Health Systems, Inc. stockholders:
Net (loss) income	$(52)	$-	$(70)	$(267)
Less: Income attributable to noncontrolling interests, net of taxes	39	42	110	102
Net loss attributable to Community Health Systems, Inc.
stockholders — basic and diluted	$(91)	$(42)	$(180)	$(369)

(c)
EBITDA is a non-GAAP financial measure which consists of net loss attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense from third-party consulting costs associated with significant process and systems redesign across multiple functions (the “Business Transformation Costs”) as part of the Company’s previously disclosed multi-year initiative to modernize and consolidate technology platforms and associated processes, gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, income during the fourth quarter of 2021 associated with the settlement of litigation for the recovery of amounts of certain professional liability claims settled in 2020 covered by third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust of a majority interest in CoreTrust completed during the fourth quarter of 2022. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net loss attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss attributable to Community Health
Systems, Inc. stockholders	$(91)	$(42)	$(180)	$(369)
Adjustments:
Provision for income taxes	19	70	84	291
Depreciation and amortization	128	137	384	398
Net income attributable to noncontrolling interests	39	42	110	102
Interest expense, net	208	217	621	652
Loss (gain) from early extinguishment of debt	-	(78)	-	(73)
Impairment and (gain) loss on sale of businesses, net	26	47	(9)	54
Expense from government and other legal matters and related costs	24	5	33	5
Expense from business transformation costs	6	-	13	-
Expense related to employee termination benefits and other restructuring charges	1	2	12	2
Adjusted EBITDA	$360	$400	$1,068	$1,062

(d)
The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Weighted-average number of shares outstanding - basic	131	129	130	129
Add effect of dilutive securities:
Stock awards and options	-	-	-	-
Weighted-average number of shares outstanding - diluted	131	129	130	129

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

The Company generated a net loss attributable to Community Health Systems, Inc. stockholders for each of the three and nine-month periods ended September 30, 2023 and 2022, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income, the effect of stock awards and options on the diluted shares calculation would have been an increase of 224,178 shares and 565,641 shares during the three months ended September 30, 2023 and 2022, respectively, and 298,184 shares and 1,305,604 shares during the nine months ended September 30, 2023 and 2022, respectively.

(e)
The following supplemental table reconciles net loss attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net loss attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss per share (diluted), as reported	$(0.69)	$(0.32)	$(1.38)	$(2.86)
Adjustments:
Loss (gain) from early extinguishment of debt	-	(0.53)	-	(0.42)
Impairment and (gain) loss on sale of businesses, net	0.18	0.28	0.05	0.33
Expense from government and other legal matters and related costs	0.14	0.03	0.20	0.03
Expense from business transformation costs	0.04	-	0.08	-
Expense related to employee termination benefits and other restructuring charges	0.01	0.01	0.07	0.01
Net loss per share (diluted), excluding adjustments	$(0.33)	$(0.52)	$(0.98)	$(2.92)

(f)
Both income from operations and net (loss) income included a net non-cash expense of $26 million and $47 million for the three months ended September 30, 2023 and 2022, respectively, and a net non-cash income of $9 million and expense of $54 million for the nine months ended September 30, 2023 and 2022, respectively, primarily from gains and losses on the sale of certain businesses during such periods and also impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for closure, sale or sold. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.
(g)
The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At September 30, 2023, the Company had outstanding borrowings of $230 million and approximately $679 million of additional borrowing capacity (after taking into consideration $82 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2023. These projections update selected guidance provided on February 15, 2023, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2023 guidance should be considered in conjunction with the assumptions included herein. See pages 18, 19 and 20 for a list of factors that could affect the future results of the Company or the healthcare industry generally. The following is provided as guidance to analysts and investors:

	2023 Projection Range
Net operating revenues (in millions)	$12,400	to	$12,500
Adjusted EBITDA (in millions)	$1,450	to	$1,500
Net loss per share - diluted	$(1.00)	to	$(0.90)
Weighted-average diluted shares (in millions)	130	to	131

The following assumptions were used in developing the 2023 guidance provided above:

•
The Company’s projections exclude the following:

•
Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;
•
Impairment of goodwill and long-lived assets;
•
Previously recorded pandemic relief funds and the potential recognition of additional pandemic relief funds;
•
The impact of any potential future divestitures;
•
Gains or losses from the sales of businesses;
•
Employee termination benefits and restructuring costs;
•
Resolution of government investigations or other significant legal settlements;
•
Costs incurred in connection with divestitures;
•
Expense for third-party consulting costs associated with significant process and systems redesign across multiple functions as part of the Company's previously disclosed business transformation initiative; and
•
Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

• Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.2% for 2023. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

• Interest expense is estimated to be between $815 million and $835 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $760 million to $780 million. Total fixed rate debt is expected to average approximately 99% of total debt during 2023.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

• Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.1% to 1.2% for 2023.

• Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.8% to 0.9% for 2023.

A reconciliation of the Company’s projected 2023 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending
	December 31, 2023
	Low	High
Net loss attributable to Community Health Systems, Inc.
stockholders (1)	$(130)	$(118)
Adjustments:
Depreciation and amortization	510	530
Interest expense, net	835	815
Provision for income taxes	95	123
Net income attributable to noncontrolling interests	140	150
Adjusted EBITDA (1)	$1,450	$1,500

(1) The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net loss attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses and expense from government and other legal matters and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•
Capital expenditures are projected as follows (in millions):

_
2023
Guidance
Total	$450	to	$500

•
Net cash provided by operating activities are projected as follows (in millions):

2023
Guidance
Total	$400	to	$450

•
Diluted weighted-average shares outstanding are projected to be approximately 130 million to 131 million for 2023.

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CYH Announces Third Quarter 2023 Results

October 25, 2023

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•
general economic and business conditions, both nationally and in the regions in which we operate, including the current negative macroeconomic conditions, ongoing inflationary pressures that have significantly increased and may continue to significantly increase our expenses, the current high interest rate environment, ongoing challenging labor market conditions and labor shortages, geopolitical instability, including the current and/or potential future adverse impact of such economic conditions and other factors on our net operating revenues (including our service mix, revenue mix, payor mix and/or patient volumes) and our ability to collect outstanding receivables, as well as the potential impact on us of financial and capital market instability and/or disruptions to the banking system due to bank failures and other factors, including any potential impact on our ability to access and or obtain the return of cash and cash equivalents, and/or our ability to access credit, liquidity and capital market sources on acceptable terms or at all;
•
the impact of current or future federal and state health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);
•
the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;
•
the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;
•
risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;
•
demographic changes;
•
changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;
•
potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Third Quarter 2023 Results

October 25, 2023

•
our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;
•
changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;
•
any security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection;
•
any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;
•
changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;
•
the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;
•
increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;
•
the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;
•
the impact of competitive labor market conditions and the shortage of nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;
•
the inability of third parties with whom we contract to provide hospital-based physicians and the effectiveness of our efforts to mitigate such non-performance including through acquisitions of outsourced medical specialist businesses, engagement with new or replacement providers, employment of physicians and re-negotiation or assumption of existing contracts;
•
any failure to obtain medical supplies or pharmaceuticals at favorable prices;
•
liabilities and other claims asserted against us, including self-insured professional liability claims;
•
competition;
•
trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;
•
changes in medical or other technology;

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CYH Announces Third Quarter 2023 Results

October 25, 2023

•
any failure of our ongoing process of redesigning and consolidating key business functions, including through the implementation of a new core enterprise resource planning system, to proceed as expected or to be completed successfully;
•
changes in U.S. GAAP;
•
the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;
•
our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;
•
the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;
•
our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to recognize expected synergies from acquisitions;
•
the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;
•
our ability to obtain adequate levels of insurance, including cyber, general liability, professional liability, and directors and officers liability insurance;
•
timeliness of reimbursement payments received under government programs;
•
effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the impact of any future developments related to COVID-19 and the COVID-19 pandemic on our business, results of operations, financial condition, and/or cash flows;
•
any failure to comply with our obligations under license or technology agreements;
•
challenging economic conditions in non-urban communities in which we operate;
•
the concentration of our revenue in a small number of states;
•
our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;
•
any changes in or interpretations of income tax laws and regulations; and
•
the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2023 and other filings filed with the SEC.

The consolidated operating results for the three and nine months ended September 30, 2023, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2023 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements (including such guidance), or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-